Exhibit 99.1

Windtree Announces Strategic Transaction to Drive Revenue Generation in Support of Ongoing Therapeutic Pipeline Development

Initial transaction provides the right to buy the target asset which may provide consistent revenue to Windtree while it continues to develop its biotech pipeline drug candidates

WARRINGTON, PA – May 1, 2025 – Windtree Therapeutics, Inc. (“Windtree” or the “Company”) (NasdaqCM: WINT), a biotechnology company focused on becoming a revenue generating company and advancing early and late-stage innovative therapies for critical conditions and diseases, is pleased to announce that it has entered an Assignment and Conditional Assumption Agreement with a seasoned real estate investment group pursuant to which it has gained the rights to purchase a 436 unit, multifamily residential property in Houston, Texas. The property is expected to contribute consistent rental revenue to the Company while it continues to develop its therapeutic pipeline. The planned acquisition would be effectuated through a separate wholly owned subsidiary division of the Company with the anticipated addition of certain new management. The acquisition is expected to be funded primarily from non-recourse secured mortgage financing, with the balance of the purchase price coming from proceeds of the issuance of preferred stock. The Company’s obligation to purchase the property is contingent upon the satisfactory completion of standard property due diligence and finalization of acceptable terms of the financing. The initial planned closing date is May 23, 2025, however, the Company has the option to extend the closing date for two periods of no greater than thirty days each.

The Company’s new corporate strategy seeks to acquire assets that contribute revenue including the acquisition of small biotech companies with FDA approved products. Windtree will continue to develop its pipeline of unique drug candidates in the cardiovascular and oncology disease spaces.

“Windtree is expected to become a revenue generating company and these additional assets are intended to diversity and stabilize the Company,” said Jed Latkin, Chief Executive Officer of Windtree. “By identifying opportunities to bring in stable revenue, we believe the Company can reduce its need for capital that could be dilutive to the stock price. We are actively looking at multiple acquisition candidates that could provide near term revenue and profits. We will continue in our mission to help patients in need with our existing unique drug candidates in cardiogenic shock, heart failure and cancer. We believe that this new approach will allow the Company to grow and limit future stockholder dilution.”

About Windtree Therapeutics, Inc.

Windtree Therapeutics, Inc. is a biotechnology company focused on becoming a revenue generating biotech and advancing early and late-stage innovative therapies for critical conditions and diseases. Windtree’s portfolio of product candidates includes istaroxime, a Phase 2 candidate with SERCA2a activating properties for acute heart failure and associated cardiogenic shock, preclinical SERCA2a activators for heart failure and preclinical precision aPKCi inhibitors that are being developed for potential in rare and broad oncology applications. Windtree also has a licensing business model with partnership out-licenses currently in place.

Forward Looking Statements

This press release contains statements related to the acquisition of the real estate property discussed above; rental revenue if such property is acquired; potential clinical effects of istaroxime; the potential benefits and safety of istaroxime; the clinical development of istaroxime; and our research and development program for treating patients in early cardiogenic shock due to heart failure. Such statements constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements are based on information available to the Company as of the date of this press release and are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Examples of such risks and uncertainties include, among other things: the Company could lose its deposit on the real estate property discussed above; the Company may fail to acquire such real estate property; the Company’s ability to acquire revenue generating subsidiaries; the market’s reaction to potential acquisitions by the Company; the Company’s ability to secure significant additional capital as and when needed; the Company’s ability to achieve the intended benefits of the aPKCi asset acquisition with Varian Biopharmaceuticals, Inc.; the Company’s risks and uncertainties associated with the success and advancement of the clinical development programs for istaroxime and the Company’s other product candidates, including preclinical oncology candidates; the Company’s ability to access the debt or equity markets; the Company’s ability to manage costs and execute on its operational and budget plans; the results, cost and timing of the Company’s clinical development programs, including any delays to such clinical trials relating to enrollment or site initiation; risks related to technology transfers to contract manufacturers and manufacturing development activities; delays encountered by the Company, contract manufacturers or suppliers in manufacturing drug products, drug substances, and other materials on a timely basis and in sufficient amounts; risks relating to rigorous regulatory requirements, including that: (i) the U.S. Food and Drug Administration or other regulatory authorities may not agree with the Company on matters raised during regulatory reviews, may require significant additional activities, or may not accept or may withhold or delay consideration of applications, or may not approve or may limit approval of the Company’s product candidates, and (ii) changes in the national or international political and regulatory environment may make it more difficult to gain regulatory approvals and risks related to the Company’s efforts to maintain and protect the patents and licenses related to its product candidates; risks that the Company may never realize the value of its intangible assets and have to incur future impairment charges; risks related to the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to service those markets; the Company’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators; the rate and degree of market acceptance of the Company’s product candidates, if approved; the impacts of political unrest, including as a result of geopolitical tension, including the conflict between Russia and Ukraine, the People’s Republic of China and the Republic of China (Taiwan), and the evolving events in the Middle East, and any sanctions, export controls or other restrictive actions that may be imposed by the United States and/or other countries which could have an adverse impact on the Company’s operations, including through disruption in supply chain or access to potential international clinical trial sites, and through disruption, instability and volatility in the global markets, which could have an adverse impact on the Company’s ability to access the capital markets. These and other risks are described in the Company’s periodic reports, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this press release speak only as of the date of this press release. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contact Information:

Eric Curtis

ecurtis@windtreetx.com